Exhibit 10.1
AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER AND CONSENT
     This AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER AND CONSENT dated as of February 24, 2011 (this “Amendment”), is by and among ALTRA HOLDINGS, INC. (“Holdings”), ALTRA INDUSTRIAL MOTION, INC. (“Company”), the other borrowers party to the Credit Agreement referenced below (collectively with Company, the “Borrowers” and collectively with Holdings, the “Loan Parties”), JPMORGAN CHASE BANK, N.A., as sole lender under the Credit Agreement referenced below (in such capacity, the “Sole Lender”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Agent”).
     WHEREAS, the Loan Parties, the Sole Lender and the Agent are parties to that certain Credit Agreement dated as of November 25, 2009 (as amended or supplemented from time to time, the “Credit Agreement”);
     WHEREAS, capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement;
     WHEREAS, Holdings has advised the Agent that Holdings in engaged in discussions with Danfoss A/S, an entity with a place of business in Nordborg, Denmark (“Danfoss”), concerning the proposed acquisition (the “Danfoss Acquisition”) by one or more Foreign Subsidiaries of the gear motor business operated by Danfoss Bauer GmbH, a German affiliate of Danfoss;
     WHEREAS, Holdings has also advised the Agent that Holdings desires to issue up to $115,000,000 of senior unsecured convertible notes (the “Convertible Notes”), a portion of the proceeds of which Convertible Notes will be used by Holdings and the other Loan Parties to make cash investments in Equity Interests of, and loans or advances to, Altra Industrial Motion (Netherlands) C.V., a newly formed Foreign Subsidiary (“Altra Netherlands”) and certain of its subsidiaries (such cash investments, loans and advances collectively, the “Proposed Investments”);
     WHEREAS, Holdings has also advised the Agent that depending upon the timing of the closing of the issuance of the Convertible Notes, the Borrowers may borrow Revolving Loans under the Credit Agreement and use the proceeds of such Revolving Loans, together with available cash of the Loan Parties, to fund the Proposed Investments;
     WHEREAS, Section 6.01 of the Credit Agreement does not permit Holdings to issue the Convertible Notes;
     WHEREAS, Section 6.04(c) and Section 6.04(d) of the Credit Agreement permit the Loan Parties to make investments in Equity Interests in, and loans or advances to, Foreign Subsidiaries so long as Available Liquidity during the period of two consecutive fiscal quarters most recently ended prior to the making of such investments, determined as if such investments had been made on the first day of such period, shall equal or exceed $35,000,000;
     WHEREAS, depending upon the timing of the closing of the issuance of the Convertible Notes, at the time the Loan Parties intend to make the Proposed Investments Available Liquidity during the period of two consecutive fiscal quarters most recently then ended, determined as if such Proposed Investments had been made on the first day of such period, may not equal or exceed $35,000,000; and

     WHEREAS, the Loan Parties have requested, and the Agent and the Sole Lender have agreed, on the terms and subject to the conditions set forth herein (i) to amend certain provisions of the Credit Agreement to permit Holdings to issue the Convertible Notes, (ii) to consent to the use by the Loan Parties of proceeds of Revolving Loans to fund a portion of the Proposed Investments, and (iii) to waive the Available Liquidity requirements of Section 6.04(c) and Section 6.04(d), to the extent necessary, to permit the Loan Parties to make the Proposed Investments, all on the terms and subject to the conditions set forth herein;
     NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, the Loan Parties, the Sole Lender and the Agent hereby agree as follows:
     1. Amendment to Credit Agreement. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties set forth in Section 3 below, the Loan Parties, the Sole Lender and the Agent hereby agree that the Credit Agreement shall be amended as follows:
     (a) Section 1.01 Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined term in the appropriate alphabetical order:
     “Convertible Notes” means senior convertible unsecured notes to be issued by Holdings on or before September 30, 2011 in an aggregate principal amount not in excess of $115,000,000.
     (b) Section 5.02 Section 5.02 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (j), by deleting clause (k) and by adding the following new clauses (k) and (l):
     “(k) on the date of the occurrence thereof, notice that (i) any or all of the obligations in respect of the Convertible Notes have been accelerated or (ii) that the trustee or required holders of the Convertible Notes have given notice that they intend to accelerate any or all of the obligations in respect of the Convertible Notes; and
     (l) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.”
     (c) Section 6.01 Section 6.01 of the Credit Agreement is hereby amended by deleting clause (f) and replacing it with the following new clause (f):
     “(f) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (e), (j), (k) and (m) hereof; provided that, (i) the principal amount of such Indebtedness is not increased, (ii) the interest rate of such refinancing, renewal or extension Indebtedness is not greater than the rate generally available in the market at the time of such extension, refinancing or renewal for similar instruments of Indebtedness having a similar tenor, (iii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party (other than additional immaterial property), (iv) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (v) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (vi) the terms of any such extension, refinancing, or renewal are not less favorable in any material respect to the obligor thereunder than the original terms of such Indebtedness, (vii) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable in all material respects, taken as a whole, to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness and (viii) in the case of any refinancing, renewal, or extension of Indebtedness permitted under Section 6.01(k), such refinancing, renewal, or extension Indebtedness shall be subject to the terms of the Intercreditor Agreement;”
     (d) Section 6.01 Section 6.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (1), by deleting clause (m) and by adding the following new clauses (m) and (n):
     “(m) unsecured Indebtedness in respect of the Convertible Notes; and
     (n) other unsecured Indebtedness in an aggregate principal amount not exceeding $15,000,000 at any time outstanding.”
     (e) Section 6.04 Section 6.04 of the Credit Agreement is hereby amended by deleting clause (n) and replacing it with the following new clause (n):
     “(n) Investments consisting of purchases, redemptions, repurchases and exchanges of the Senior Secured Notes or the Convertible Notes, in each case to the extent permitted under Section 6.08(b);”
     (f) Section 6.08(a) Section 6.08(a) of the Credit Agreement is hereby amended by deleting clause (viii) and replacing it with the following new clause (viii):
     “(viii) the Company and its Subsidiaries may make Restricted Payments to Holdings to permit Holdings to make payments or other distributions permitted by Section 6.08(b) in respect of (A) the Senior Secured Notes (and permitted refinancings thereof) and (B) the Convertible Notes (and permitted refinancings thereof);”
     (g) Section 6.08(b) Section 6.08(b) of the Credit Agreement is hereby amended by deleting clause (ii) and replacing it with the following new clause (ii):
     “(ii) payment of (A) regularly scheduled interest and principal payments as and when due in respect of the Senior Secured Notes, (B) interest as and when due in respect of the Convertible Notes, and (C) regularly scheduled interest and principal payments as and when due in respect of any other Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordinated provisions thereof;”
     (h) Section 6.08(b) Section 6.08(b) of the Credit Agreement is hereby amended by deleting clause (v) and replacing it with the following new clauses (v) and (vi):
     “(v) payments or other distributions constituting purchases, repurchases and redemptions of the Senior Secured Notes, the Variable Rate Demand Revenue Bonds or the Convertible Notes (including repurchases of the Convertible Notes upon the conversion thereof), in each case, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Holdings has delivered to the Administrative Agent pro forma financial statements which demonstrate, on a pro forma basis, Available Liquidity during the period of two consecutive fiscal quarters most recently ended prior to the funding of such purchase, repurchase or redemption, determined as if the funding of such purchase, repurchase or redemption had occurred on the first day of such period, of not less than $35,000,000, and (C) Holdings has delivered to the Administrative Agent a certificate of a Financial Officer certifying that (x) such pro forma financial statements present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a consolidated basis as of the date thereof after giving effect thereto and setting forth reasonably detailed calculations demonstrating compliance with the minimum Available Liquidity requirement set forth in clause (B) above and (y) such purchase, repurchase or redemption of the Senior Secured Notes, the Variable Demand Rate Revenue Bonds or the Convertible Notes is permitted under the terms of the Senior Secured Notes Indenture; and
     (vi) the issuance by Holdings of shares of common stock, and the payment by Holdings or the Company of cash in lieu of the issuance by Holdings of fractional shares of common stock, in each case, in connection with the conversion of any Convertible Notes.”
     (i) Section 6.08(c) Section 6.08(c) of the Credit Agreement is hereby amended by deleting Section 6.08(c) and replacing it with the following new Section 6.08(c):
     “(c) Notwithstanding any provision to the contrary set forth in this Section 6.08, no Restricted Payment or purchase, repurchase, redemption or payment in respect of Indebtedness shall be permitted to made pursuant to this Section 6.08 if such Restricted Payment or purchase, repurchase, redemption or payment in respect of Indebtedness is not permitted to be made in accordance with the Senior Secured Notes Indenture or the indenture pursuant to which the Convertible Notes are issued.”
     (j) Section 6.11 Section 6.11 of the Credit Agreement is hereby amended by adding the following sentence to the end of Section 6.11:
“No Loan Party will amend, modify or waive any of its rights under the documents governing the Convertible Notes to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.”
     (k) Section 7.01 Section 7.01 of the Credit Agreement is hereby amended by deleting the word “or” at the end of clause (p), by deleting clause (q) and by adding the following new clauses (q) and (r):
     “(q) the occurrence of any event which obligates Holdings or the Company to repurchase or redeem any Convertible Notes for cash, provided that an Event of Default shall not be deemed to have occurred under this clause (q) with respect to (i) the obligation of Holdings or the Company, in connection with the conversion of any Convertible Notes into common stock, to make cash payments in lieu of the issuance by Holdings of fractional shares of common stock or (ii) any repurchase or redemption of Convertible Notes (including repurchase of the Convertible Notes upon conversion thereof) by Holdings or the Company made in compliance with the provisions of Section 6.08(b)(v); or
     (r) loss, theft, damage or destruction occurs with respect to any Collateral having an aggregate value in excess of $10,000,000 and such loss, theft, damage or destruction is not covered by insurance.”
     2. Waiver and Consent. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties set forth in Section 3 below, the Sole Lender and the Agent hereby

(i) consent to the borrowing of Revolving Loans by the Borrowers and to the use by the Loan Parties of the proceeds of such Revolving Loans to fund a portion of the Proposed Investments, and (ii) waive the Available Liquidity requirements of Section 6.04(c) and Section 6.04(d) to permit the Loan Parties to make the Proposed Investments; provided, that (A) the aggregate amount of the Proposed Investments shall not exceed €45,000,000, or the U.S. dollar equivalent thereof, with such U.S. dollar equivalent, in each case, translated on the date of the respective Proposed Investments, (B) the aggregate proceeds of Revolving Loans used to fund a portion of the Proposed Investments shall not exceed $40,000,000, (C) all Proposed Investments shall be made by the Loan Parties on or before September 30, 2011, (D) Holdings shall deliver to the Agent a copy of the purchase and sale agreement with respect to the Danfoss Acquisition promptly following the execution thereof by Holdings or any of its Subsidiaries, and (E) the foregoing waivers and consents shall apply solely to the Proposed Investments to be made by the Loan Parties to fund a portion of the purchase price for the Danfoss Acquisition and except as otherwise expressly set forth in Section 1 of this Amendment, nothing herein shall be deemed to modify, amend or waive any of the provisions of the Credit Agreement, including, without limitation, Section 6.04, with respect to any additional investments by the Loan Parties in Altra Netherlands or any of its subsidiaries, or any other investments by the Loan Parties in any Foreign Subsidiaries or in any other Subsidiaries that are not Loan Parties, it being expressly acknowledged and agreed by the Loan Parties that the Available Liquidity requirement of Section 6.04(c) and Section 6.04(d) shall apply to any and all such additional or other investments.
     3. No Default; Representations and Warranties, Etc. The Loan Parties hereby represent, warrant, confirm and covenant that: (a) the representations and warranties of the Loan Parties contained in Article 3 of the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case, such representations were true and correct as of such date); (b) the Loan Parties are in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents to be observed or performed thereunder and no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by the Loan Parties of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith and the consummation by the Loan Parties of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action on the part of the Loan Parties, (ii) have not violated, conflicted with or resulted in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of the Loan Parties or any term or provision of the Senior Secured Notes Indenture or any other material indenture, agreement or other instrument binding on the Loan Parties or any of their assets and (iii) do not require any consent, waiver or approval of or by any Person which has not been obtained.
     4. Ratification and Confirmation. The Loan Parties hereby ratify and confirm all of the terms and provisions of the Credit Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect. Without limiting the generality of the foregoing, the Loan Parties hereby acknowledge and confirm that all obligations, liabilities and Indebtedness of the Loan Parties under the Credit Agreement constitute “Obligations” under and as defined in the Credit Agreement and are secured by and entitled to the benefits of the Credit Agreement and the other Loan Documents and the Loan Parties hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of the Agent, for the benefit of itself and the Lenders, pursuant to the Security Agreement and the other Loan Documents, as security for the Obligations.
     5. Conditions to this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

     (a) Counterparts of Amendment. The Agent shall have received from each party hereto either (a) a counterpart of this Amendment signed on behalf of such party or (b) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.
     (b) Consent Fee. The Loan Parties shall have paid to the Agent and Sole Lender, in consideration of the amendments, waivers and consents provided by the Agent and Sole Lender in this Amendment, a consent fee in the aggregate amount of $7,500 (the “Consent Fee”).
     (c) Pledge of Stock of Altra Netherlands. The Loan Parties shall have taken such steps as necessary to cause 65% of the Equity Interests of Altra Netherlands to be pledged to the Agent.
     (d) Other Documents. The Agent shall have received such other documents as the Agent shall have reasonably requested and the same shall be satisfactory to the Agent.
     6. Miscellaneous.
     (a) Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Credit Agreement or the other Loan Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. The Loan Parties hereby acknowledge and agree that nothing contained herein shall be deemed to entitle the Loan Parties to a consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances.
     (b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.
     (c) This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     (d) The Loan Parties agree to pay all reasonable expenses, including legal fees and disbursements incurred by the Agent in connection with this Amendment and the transactions contemplated hereby.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

HOLDINGS AND BORROWERS

ALTRA HOLDINGS, INC.
ALTRA INDUSTRIAL MOTION, INC.
AMERICAN ENTERPRISES MPT CORP.
AMERICAN ENTERPRISES MPT HOLDINGS, LLC
AMERIDRIVES INTERNATIONAL, LLC
BOSTON GEAR LLC
FORMSPRAG LLC
INERTIA DYNAMICS, LLC
KILIAN MANUFACTURING CORPORATION
NUTTALL GEAR LLC
TB WOOD’S CORPORATION
TB WOOD’S ENTERPRISES, INC.
TB WOOD’S INCORPORATED
WARNER ELECTRIC INTERNATIONAL HOLDING, INC.
WARNER ELECTRIC LLC
WARNER ELECTRIC TECHNOLOGY LLC

By:	/s/ TODD PATRIACCA
	Name:	TODD PATRIACCA
	Title:	VP FINANCE, CORP. CONTROLLER & TREASURER

AGENT AND SOLE LENDER JPMORGAN CHASE BANK, N.A., as Agent and Sole Lender
By:	/s/ Robert A. Kaulius
	Name:	Robert A. Kaulius
	Title:	Vice President
[Signature Page to Amendment No. 1 to Credit Agreement and Waiver and Consent]